                                                                    EXHIBIT 21.2



[WFS FINANCIAL LETTERHEAD]
[LOGO]



                        WFS FINANCIAL 1998-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of October 31, 1998
                   for Distribution Date of November 20, 1998


================================================================================================================
COLLECTIONS
                                                                                                     DOLLARS
Payments received                                                                                  58,094,938.94
    Plus:
         Servicer Advances                                                           959,291.26
         Reimbursement of holds                                                      614,321.19
                                                                                   ------------
                                                                                                    1,573,612.45

    Less:
         Reimbursement Advances
         Funds deposited in Holds Account                                           (773,733.56)
                                                                                    (561,611.99)
                                                                                   ------------
                                                                                                   (1,335,345.55)
                                                                                                  --------------

Total Funds Available for Distribution                                                             58,333,205.84
                                                                                                  ==============


DISTRIBUTIONS

    Servicing Fee                                                                  1,349,492.00
    Trustee and Other Fees                                                           178,604.10
    Other Miscellaneous Payments                                                     251,764.49
                                                                                   ------------
                                                                                                    1,779,860.59
    Note Interest Distributable Amount - Class A-1                    317,123.50
    Note Interest Distributable Amount - Class A-2                  1,773,453.33
    Note Interest Distributable Amount - Class A-3                  2,655,000.00
    Note Interest Distributable Amount - Class A-4                  1,000,343.75

                                                                   -------------
        Total Note Interest Distributable Amount                    5,745,920.58

    Certificate Interest Distributable Amount                         873,468.75
                                                                   -------------

Total Interest Distribution                                                        6,619,389.33



    Note Principal Distributable Amount - Class A-1                22,088,252.74
    Note Principal Distributable Amount - Class A-2 thru A-4       26,638,595.30

    Certificate Principal Distributable Amount                              0.00
                                                                   -------------

Total Principal Distribution                                                      48,726,848.04
                                                                                  -------------

Total Principal and Interest Distribution                                                          55,346,237.37

    Spread Account Deposit                                                                          1,207,107.88


Total Distributions                                                                                58,333,205.84
                                                                                                   =============

================================================================================================================

                        WFS FINANCIAL 1998-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of October 31, 1998
                   for Distribution Date of November 20, 1998


=========================================================================================================================
PORTFOLIO DATA:
                                                                           # of loans
      Beginning Security Balance                                               41,710                      447,088,252.74

       Less:  Scheduled Principal Balance                                           0   (19,681,772.26)
              Full Prepayments                                                 (2,015)  (18,299,613.12)
              Partial Prepayments                                                   0             0.00
              Liquidations                                                     (1,060)  (10,745,462.66)
                                                                                        --------------
                                                                                                           (48,726,848.04)
                                                                                                           --------------
      Ending Security Balance                                                  38,635                      398,361,404.70

OTHER RELATED INFORMATION:

Spread Account:

    Beginning Balance                                                                    25,854,189.99
          Deposits                                                                        1,207,107.88
          Reductions                                                                              0.00
                                                                                        --------------
    Ending Balance                                                                                          27,061,297.87

    Beginning  Initial Deposit Repayment                                                 18,375,000.00
          Repayments                                                                              0.00
                                                                                        --------------
    Ending Initial Deposit Repayment                                                                        18,375,000.00

Modified Accounts:
    Principal Balance                                                                            0.00%               0.00
    Scheduled Balance                                                                            0.00%               0.00

Servicer Advances
    Beginning Unreimbursed Advances:                                                        883,001.72
    New Advances                                                                            959,291.26
    Advances Reimbursed                                                                    (773,733.56)
                                                                                        --------------
    Ending Unreimbursed Advances:                                                                            1,068,559.42

Holding Account:
    Beginning Balance                                                                       853,938.68
    Funds Deposited                                                                         561,611.99
    Withdrawal to Collection Account                                                       (614,321.19)
                                                                                        --------------
    Ending Balance                                                                                             801,229.48

Net Charge-Off Data:                                                       # of loans
    Charge-Offs                                                                 1,357     7,332,491.60
    Recoveries                                                                   (489)     (899,466.20)
                                                                                        --------------
    Net Charge-Offs                                                               868                        6,433,025.40

Delinquencies (P&I):                                                       # of loans
      30-59 Days                                                                  953     9,039,447.12
      60-89 Days                                                                  355     3,515,052.08
      90-119 Days                                                                 160     1,651,836.39
      120-149 Days                                                                  2        33,667.44
      150 days and over                                                             0             0.00



Repossessions                                                                     103       724,623.65

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the
Sale and Servicing Agreement)                                                     204                        1,965,377.55

Charge-Off Percentage                                                                                                4.95%
Delinquency Percentage                                                                                               1.38%

WAC                                                                                                               15.2238%
WAM                                                                                                                49.833

=========================================================================================================================

                        WFS FINANCIAL 1998-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of October 31, 1998
                   for Distribution Date of November 20, 1998


======================================================================================================================
                                          BEGINNING                           PRIOR        CURRENT
                         ORIGINAL       OUTSTANDING                       PRINCIPAL      PRINCIPAL
                        PRINCIPAL         PRINCIPAL        PRINCIPAL      CARRYOVER      CARRYOVER          PRINCIPAL
       CLASSES            BALANCE           BALANCE    DISTRIBUTABLE      SHORTFALL      SHORTFALL       DISTRIBUTION
======================================================================================================================
     A-1           100,000,000.00     22,088,252.74    22,088,252.74           0.00           0.00      22,088,252.74

     A-2           120,000,000.00    120,000,000.00    26,638,595.30           0.00           0.00      26,638,595.30

     A-3           180,000,000.00    180,000,000.00             0.00           0.00           0.00               0.00

     A-4            67,250,000.00     67,250,000.00             0.00           0.00           0.00               0.00

   Certificate      57,750,000.00     57,750,000.00             0.00           0.00           0.00               0.00


======================================================================================================================

         TOTAL     525,000,000.00    447,088,252.74    48,726,848.04           0.00           0.00      48,726,848.04

======================================================================================================================




======================================================
                          REMAINING             TOTAL
                        OUTSTANDING         PRINCIPAL
                          PRINCIPAL      AND INTEREST
       CLASSES              BALANCE      DISTRIBUTION
======================================================
     A-1                       0.00     22,405,376.24

     A-2              93,361,404.70     28,412,048.63

     A-3             180,000,000.00      2,655,000.00

     A-4              67,250,000.00      1,000,343.75

   Certificate        57,750,000.00        873,468.75


======================================================

         TOTAL       398,361,404.70     55,346,237.37

======================================================


=====================================================================================       =====================================
                                                   PRIOR      CURRENT
                                                INTEREST     INTEREST                                      DEFICIENCY     POLICY
          NOTE    INTEREST      CALCULATED     CARRYOVER    CARRYOVER        INTEREST                           CLAIM      CLAIM
       CLASSES        RATE        INTEREST     SHORTFALL    SHORTFALL    DISTRIBUTION                          AMOUNT     AMOUNT
=====================================================================================       =====================================
     A-1            5.618%      317,123.50          0.00         0.00      317,123.50                            0.00       0.00

     A-2            5.783%    1,773,453.33          0.00         0.00    1,773,453.33                            0.00       0.00

     A-3            5.900%    2,655,000.00          0.00         0.00    2,655,000.00                            0.00       0.00

     A-4            5.950%    1,000,343.75          0.00         0.00    1,000,343.75                            0.00       0.00

   Certificate      6.050%      873,468.75          0.00         0.00      873,468.75                            0.00       0.00


                                                                                            =====================================

                                                                                                                 0.00       0.00

                                                                                            =====================================

                                                                                               Note Percentage        100.000000%

                                                                                            Certificate Percentage      0.000000%
    TOTAL                     6,619,389.33          0.00         0.00    6,619,389.33
=====================================================================================       =====================================